Exhibit 10.1

REPLIGEN CORPORATION

RESTRICTED STOCK PURCHASE AGREEMENT

Repligen Corporation (the “Company”) hereby issues and sells the shares of its common stock specified below (the “Shares”) pursuant to its Amended and Restated 2001 Repligen Corporation Stock Plan. The terms and conditions attached hereto are also a part hereof.

Name of purchaser (the “Stockholder”):

Date:

Number of shares sold hereunder:

Purchase price per share:	$

Form of payment: (Note: at least par value of $0.01 per share must be paid in cash)	Cash

Number of Shares that are Vested Shares on the Vesting Start Date:

Number of Shares that are Unvested Shares on the Vesting Start Date:

Vesting Start Date:

Vesting Schedule:

[One year] from the Vesting Start Date:	Shares

All vesting is dependent on the continuation of a Business Relationship with the Company, as provided herein.

This stock purchase satisfies in full all commitments that the Company has to the Stockholder with respect to the issuance of stock, stock options or other equity securities.

REPLIGEN CORPORATION

By:
Signature of Stockholder		Name of Officer: Title:

Street Address

City/State/Zip

REPLIGEN CORPORATION

RESTRICTED STOCK PURCHASE AGREEMENT — INCORPORATED TERMS AND CONDITIONS

REPLIGEN CORPORATION (the “Company”) agrees to sell to the Stockholder, and the Stockholder agrees to purchase from the Company, shares of the Company’s common stock (“Common Stock”) on the following terms and conditions:

1. Grant Under Plan. This stock purchase is made pursuant to and is governed by the Amended and Restated 2001 Repligen Corporation Stock Plan (the “Plan”) and, unless the context otherwise requires, terms used herein shall have the same meanings as in the Plan.

2. Purchase and Sale of Stock; Payment of Purchase Price. The Company hereby sells and the Stockholder hereby purchases the Shares specified on the cover page at the price specified thereon. The purchase price, as set forth on the cover page hereof, is being paid by the Stockholder upon execution and delivery of this agreement. The Company will promptly issue a certificate or certificates registered in the Stockholder’s name representing the Shares, with such certificate or certificates to be held in escrow in accordance with the terms hereof.

3. Vesting if Business Relationship Continues.

(a) Vesting Schedule. If the Stockholder has continuously maintained a Business Relationship with the Company through the vesting dates specified on the cover page hereof, Unvested Shares shall become Vested Shares (or shall “vest”) on such dates in an amount equal to the number of shares set opposite the applicable date on the cover page. “Unvested Shares” shall be subject to the repurchase provisions described in Section 4 unless and until they become “Vested Shares.” The Stockholder agrees not to sell, assign, transfer, pledge, hypothecate, gift, mortgage or otherwise encumber or dispose of (except to the Company or any successor to the Company) all or any Unvested Shares or any interest therein, and any Unvested Shares shall be held in escrow by the Company in accordance with the terms of Section 6 below unless and until they become Vested Shares. If the Stockholder’s Business Relationship with the Company ceases, voluntarily or involuntarily, with or without cause, no Unvested Shares shall become Vested Shares thereafter under any circumstances with respect to the Stockholder. Any determination under this agreement as to the status of a Business Relationship or other matters referred to above shall be made in good faith by the Board of Directors of the Company. In addition to Section 3(d) below, the Board of Directors, in its discretion, may accelerate any vesting dates.

(b) Definitions. The following definition shall apply:

“Business Relationship” means service to the Company or its successor in the capacity of an employee, officer, director or consultant.

(c) Termination of Employment. For purposes hereof, employment shall not be considered as having terminated during any leave of absence if such leave of absence has been approved in writing by the Company and if such written approval contractually obligates the Company to continue the employment of the Stockholder after the approved period of absence; in the event of such an approved leave of absence, vesting of Unvested Shares shall be suspended (and the period of the leave of absence shall be added to all vesting dates) unless otherwise provided in the Company’s written approval of the leave of absence. For purposes hereof, a termination of employment followed by another Business Relationship shall be deemed a termination of the Business Relationship with all vesting to cease unless the Company enters into a written agreement related to such other Business Relationship in which it is specifically stated that there is no termination of the Business Relationship under this agreement. This agreement shall not be affected by any change of employment within or among the Company and its Subsidiaries so long as the Stockholder continuously remains an employee of the Company or any Subsidiary.

(d) Acceleration of Vesting on Change of Control. Upon the occurrence of any event described in Section 15(a) of the Plan (a “Change of Control”), all remaining Unvested Shares, shall become Vested Shares upon such Change of Control.

4. Restrictions on Transfer; Purchase by the Company. The Stockholder may not sell, assign, transfer, pledge, encumber or dispose of (“Transfer”) all or any of his or her Unvested Shares except to the Company pursuant to this Section 4.

Upon the termination of the Stockholder’s Business Relationship, the Stockholder shall sell to the Company (or the Company’s assignee) all Unvested Shares in accordance with the procedures set forth below. The purchase price (the “Repurchase Price”) of such Shares (the “Repurchased Shares”) shall be the price paid for them (subject to adjustment as herein provided). The sale of the Repurchased Shares shall take place automatically upon termination of the Stockholder’s Business Relationship. Such sale shall be effected by the Escrow Holder’s (as defined below) delivery to the Company of a certificate or certificates evidencing the Repurchased Shares, duly endorsed for transfer to the Company. Upon receipt thereof, the Company shall mail a check for the Repurchase Price to the Stockholder. Upon the mailing of a check in payment of the purchase price in accordance with the terms hereof, the Company shall become the legal and beneficial owner of the Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name or cancel the number of Shares being repurchased by the Company.

Notwithstanding the foregoing, a Stockholder may transfer Unvested Shares by court order, in which event each such transferee shall be bound by all of the provisions of this agreement to the same extent as if such transferee were the Stockholder.

5. Investment Representation. The Stockholder represents, warrants and acknowledges that the Stockholder: (i) has had an opportunity to ask questions of and receive answers from a Company representative concerning the terms and conditions of this investment; (ii) is acquiring the Shares with the Stockholder’s own funds, for the Stockholder’s own account for the purpose of investment, and not with a view to any resale or other distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”); (iii) is a sophisticated investor with such knowledge and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the Shares and that the Stockholder is able to bear the economic risk of the investment in the Shares for an indefinite period of time; and (iv) understands that the Shares cannot be offered or sold unless they are registered under the Securities Act or an exemption from such registration is available. Furthermore, the Company may place legends on any stock certificate representing the Shares with the securities laws and contractual restrictions thereon and issue related stop transfer instructions.

The Stockholder understands that the Company is under no obligation to maintain the effectiveness of any registration statement with respect to the Shares under the Securities Act or to comply with the requirements for any exemption from registration under the Securities Act that might otherwise be available, or to supply the Stockholder with any information necessary to enable the Stockholder to make routine sales of the Shares under Rule 144 or any other rule of the Securities and Exchange Commission.

6. Escrow of Shares. All Unvested Shares shall be held in escrow by the Company or its duly designated representative, as escrow holder (“Escrow Holder”).

The Escrow Holder is hereby directed to transfer the Unvested Shares in accordance with this agreement or instructions signed by both the Stockholder and the Company. If the Company or any assignee exercises its repurchase rights hereunder, the Escrow Holder, upon receipt of written notice of such exercise from the Company or such assignee, shall take all steps necessary to accomplish such transfer. The Stockholder hereby grants the Escrow Holder an irrevocable power of attorney coupled with an interest to take any and all actions required to effect such transfer.

The Escrow Holder may act in reliance upon advice of counsel in reference to any matter(s) connected with this agreement, and shall not be liable for any mistake of fact or error of judgment, or for any acts or omissions of any kind, unless caused by its willful misconduct or gross negligence.

With respect to any Unvested Shares that become Vested Shares, the Company, upon the written request of the Stockholder, shall promptly issue a new certificate for the number of shares which have become Vested Shares (if any Shares remain Unvested Shares) and shall deliver such certificate to the Stockholder and shall deliver to the Escrow Holder a new certificate for the remaining Unvested Shares in exchange for the certificate then being held by the Escrow Holder.

Subject to the terms hereof, the Stockholder shall have all the rights of a stockholder of the Company with respect to the Unvested Shares while they are held in escrow, including without limitation, the right to vote the Unvested Shares and receive any cash dividends declared thereon. If, from time to time while the Escrow Holder is holding Unvested Shares, there is any stock dividend, stock split or other change in or respecting such shares, any and all new, substituted or additional securities to which the Stockholder is entitled by reason of his or her ownership of the Unvested Shares shall be immediately subject to this escrow, deposited with the Escrow Holder and included thereafter as “Unvested Shares” for purposes of this agreement and the repurchase rights of the Company.

7. Certain Tax Matters. If the Company in its discretion determines that it is obligated to withhold any tax in connection with the transfer of, or the lapse of restrictions on, the Shares, the Stockholder hereby agrees that the Company may withhold from the Stockholder’s wages or other remuneration the appropriate amount of tax. At the discretion of the Company, the amount required to be withheld may be withheld in cash from such wages or other remuneration. The Stockholder further agrees that, if the Company does not withhold an amount from the Stockholder’s wages or other remuneration sufficient to satisfy the withholding obligation of the Company, the Stockholder will make reimbursement on demand, in cash, for the amount underwithheld.

The Stockholder represents that he or she has received tax advice from his or her own personal tax advisor on the tax consequences of a purchase of the Shares. The Stockholder understands the tax consequences of filing (and not filing) a Section 83(b) election under the Internal Revenue Code of 1986, as amended (the “Code”). The filing of a Section 83(b) election is the Stockholder’s responsibility.

8. Failure to Deliver Shares. If the Stockholder (or his or her legal representative) who has become obligated to sell Shares hereunder shall fail to deliver such Shares to the Company in accordance with the terms of this agreement, the Company may, at its option, in addition to all other remedies it may have, mail to the Stockholder the purchase price for such Shares as is herein specified. Thereupon, the Company: (i) shall cancel on its books the certificate or certificates representing such Shares to be sold; and (ii) shall issue, in lieu thereof, a new certificate or certificates in the name of the Company representing such Shares (or cancel such Shares), and thereupon all of such Stockholder’s rights in and to such Shares shall terminate.

9. Arbitration. Any dispute, controversy, or claim arising out of, in connection with, or relating to the performance of this agreement or its termination shall be settled by arbitration in the City of Boston in the Commonwealth of Massachusetts, pursuant to the rules then obtaining of the American Arbitration Association. Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof.

10. Provision of Documentation to Stockholder. By signing this agreement the Stockholder acknowledges receipt of a copy of this agreement, a copy of the Plan and the 10(a) prospectus relating to the Plan.

11. Miscellaneous.

(a) Notices. All notices hereunder shall be in writing and shall be deemed given when sent by mail, if to the Stockholder, to the address set forth on the cover page hereof or at the address shown on the records of the Company, and if to the Company, to the Company’s principal executive offices, attention of the Corporate Secretary.

(b) Entire Agreement; Modification. This agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this agreement. This agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

(c) Fractional Shares. All fractional Shares resulting from the adjustment provisions contained in the Plan shall be rounded down.

(d) Changes in Capital Structure. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, the securities received in respect of such event shall be “Shares” hereunder subject to this agreement and, subject to the provision of Section 3(d), shall retain the same status as “Vested Shares” or “Unvested Shares” as the Shares in respect of which they were received, and the repurchase price per security subject to repurchase shall be appropriately adjusted by the Company.

(e) Severability. The invalidity, illegality or unenforceability of any provision of this agreement shall in no way affect the validity, legality or enforceability of any other provision.

(f) Successors and Assigns. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth herein.

(g) Governing Law. This agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without giving effect to the principles of the conflicts of laws thereof.

(h) No Obligation to Continue Employment. Neither the Plan, this agreement nor any provision hereof imposes any obligation on the Company to continue the Stockholder in employment or any other Business Relationship with the Company.